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                                                                   EXHIBIT 10.20

                     SCHEDULE TO LOAN AND SECURITY AGREEMENT
                                (FLOORPLAN LOAN)

       CO-        Valerent, Inc., Internetwork
BORROWERS:        Experts, Inc., I-Sector
                  Corporation, ISECOLDSUB, Inc.,
                  Stratasoft, Inc.

  ADDRESS:        6401 SOUTHWEST FREEWAY
                  HOUSTON, TX 77074

     DATE:        February 18, 2004


This Schedule forms an integral part of the Loan and Security Agreement between the above Co-Borrowers and TEXTRON Financial Corporation dated the above date, and all references herein and therein to "this Agreement" shall be deemed to refer to said Agreement and to this Schedule.

DEFINITIONS (SECTION 1):

         "Borrowing Base" means an amount equal to (a) 80% of Eligible Receivables (the "Accounts Advance Amount") plus (b) the Inventory Advance Amount, each as determined by Textron from Co-Borrowers' most recent Borrowing Base.

         "Inventory Advance Amount" means an amount equal to the least of (a) the sum of (i) 90% of the cost of Co-Borrowers' Eligible Inventory purchased from the Manufacturers with whom Textron has an acceptable repurchase agreement plus (ii) 40% of the cost of Co-Borrowers' Eligible Inventory which is not included in clause (i) preceding, (b) $4,000,000, or (c) 30% of the Account Advance Amount.

         "Eligible Inventory" is Co-Borrowers' inventory, including raw materials, located at its principal place of business that complies with the Representations, but does not include used, returned, obsolete, consigned, work in progress, demonstrative or custom inventory, supplies, packing or shipping materials.

         "Eligible Receivables" means Receivables arising in the ordinary course of Co-Borrowers' business from the sale of goods or rendition of services, which TEXTRON, in its Permitted Discretion, shall deem eligible based on such considerations as TEXTRON may from time to time deem appropriate. Without limiting the foregoing, no Receivable shall qualify as an Eligible Receivable if
(i) the account debtor has failed to pay the Receivable within a period of ninety (90) days after invoice date, to the extent of any amount remaining unpaid after such period; (ii) the account debtor has failed to pay more than the percentage specified below ("CROSS-AGE PERCENTAGE") of all outstanding Receivables owed by it to Co-Borrowers within ninety (90) days after invoice date; (iii) the account debtor is an Affiliate of Co-Borrowers; (iv) Co-Borrowers is not the lawful and unconditional owner of the Receivable; (v) the goods

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relating thereto are placed on consignment, guaranteed sale, "bill and hold,"
"COD" or other terms pursuant to which payment by the account debtor may be conditional; (vi) the account debtor is not located in the United States or Canada, unless the Receivable is supported by a letter of credit, credit insurance, or other form of guaranty or security, in each case in form and substance satisfactory to TEXTRON; (vii) Co-Borrowers is or may become liable to the account debtor for goods sold or services rendered by the account debtor to Co-Borrowers; (ix) the account debtor's total obligations to Co-Borrowers exceed the percentage specified below ("CONCENTRATION LIMIT") of all Eligible Receivables, to the extent of such excess; (x) the account debtor disputes liability or makes any claim with respect thereto (up to the amount of such liability or claim), or is subject to any insolvency or bankruptcy proceeding, or becomes insolvent, fails or goes out of a material portion of its business;
(xi) the amount thereof consists of late charges or finance charges; (xii) the amount thereof consists of a credit balance more than ninety (90) days past due;
(xiv) the invoice constitutes a progress billing on a project not yet completed, except that the final billing at such time as the matter has been completed and delivered to the customer may be deemed an Eligible Receivable; (xiv) the amount thereof is not yet represented by an invoice or bill issued in the name of the applicable account debtor; or (xv) Receivables for demonstration or promotional equipment, or in which goods are consigned, sales guaranteed, sale or return, sale on approval, bill and hold, or other terms if account debtor's payment may be conditional.

         (ii)     Cross-Age Percentage:  25%

         (viii)   Concentration Limit:   15%

         "Debt" means Accounts Payable, All Short and Long Term Notes Payable and Accrued Expenses

         "Tangible Capital Funds" means Cash, Trade Accounts, Inventory and Net Fixed Assets and Equipment

less Debt.

TOTAL FACILITY:

                  THE LESSER OF (A) FIFTEEN MILLION DOLLARS ($15,000,000.00) SUBJECT TO FIVE MILLION DOLLAR SYNDICATION OF THE LOAN OR (B) THE BORROWING BASE.

INTEREST AND FEES:

         INTEREST RATE:

                  FLOORPLAN CREDIT LINE INTEREST. Interest on any amount past due under the Floorplan Credit Line pursuant shall accrue from the due date or any extended due date at a per annum rate of six percentage points (6.0%) in excess of the Prime Rate.

                  EXAMINATION FEE. Co-Borrowers shall pay TEXTRON an examination fee equal to the actual fees accrued by the field examiners (the "EXAMINATION FEE"), which shall be deemed fully earned on the date such payment is due.

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EARLY TERMINATION FEE

The amount of the termination fee will be based on the date of the early termination as follows:

         1.0% of the Total Facility amount if terminated in the first year

         0.5% of the Total Facility amount if terminated in the second year

CONDITIONS OF CLOSING:

     - Executed syndication loan documents and activation of syndication for $5 Million.

     - Loan and Security Agreement and Certificate of Corporate Borrowing Resolutions on I Sector and all subsidiaries as co-Co-Borrowers;

     - First Priority Broad Lien UCC filing on all companies (excluding Stratasoft Patents which Textron will be subordinate to one other secured party);

     -    Reaffirmation of Fraud Guaranty signed by James Long, CEO of I-Sector;

     - Evidence of casualty insurance in an amount equal to the inventory listed on the quarterly financials statements with a Lenders Loss Payable clause favoring Textron Financial Corporation;

     - In the event changes to documents are required that entails the use of Textron Legal counsel, I-Sector will be responsible for all fees.

     -    Lockbox and contingent blocked account in favor of Textron

     -    Subordination of all Shareholder Debt to Textron

     ONGOING CONDITIONS:

     These conditions are a continuing part of the approval granted under your new facility.

     - Eligible Collateral coverage equivalent to 100% of Textron outstandings. Eligible collateral shall be determined by Textron and shall not be more than the Borrowing Base (defined above).

     - Weekly collateral reports of accounts receivable, accounts payable, and inventory reports, along with a Borrowing Base Certificate

     -    Monthly accounts receivable verifications

     -    Updated Annual projections and/or interim updates as completed.

     -    Monthly consolidated financial statements.

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     -    Quarterly 10Q reports within 45 days of quarter end.

     -    Annual 10K and annual reports (within 90 days of year-end).

     -    Annual Insurance renewals.

     -    Quarterly field exams.

     - Continuing Programs and Repurchase Agreements with all Vendors financed for I-Sector and affiliated companies.

TERMS

The terms under which such financing will be provided to you are Net 60 days with the rate of Prime Rate plus 2.5% for each day beyond the Vendor approved free interest period. Any invoice not paid within this period listed will be charged at a default interest rate of Prime Rate plus six percentage points from the due date until payment is received.

From time to time, Textron may offer different terms to you after notice. You will receive weekly transaction confirmations and monthly statements from us.

Textron maintains a common due date program. All payments are due in our office on the due dates of the 1st, 10th, and 20th of each month.

Offset against payments to your account are not to be made unless authorized by Textron. Any unauthorized offsets will be charged the default interest rate noted.

OTHER CONSIDERATIONS

Additional documentation or conditions may be requested from time to time. Full compliance with the terms and conditions of the Dealer Loan and Security Agreement must be maintained. Textron reserves the right to discontinue this inventory financing at any time at our sole discretion.

REPRESENTATIONS:

         STATE OF INCORPORATION

                  Valerent, Inc.- Delaware

                  Internetwork Experts, Inc.- Delaware

                  Stratasoft, Inc.- Texas

                  ISECOLDSUB, Inc.- Delaware

                  I-Sector Corporation- Delaware

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         STATES QUALIFIED TO DO BUSINESS:

                  All Companies-Texas

         CO-BORROWERS' NAMES:

                  PRIOR CORPORATE AND FICTITIOUS NAMES:

                  Technicomp Corporation

                  Allstar-Valcom

                  Allstar Systems, Inc.

                  R. Cano, Inc.

                  Allstar Solutions, Inc.

                  Allstar Computer Services, Inc.

                  Netsurant

                  Global Outsourcing Solutions, Inc.

         TRADEMARKS, COPYRIGHTS, LICENSES AND PATENTS:

                  (If registered or filed, list recording office, and name, date and filing number)

                  Stratasoft # 2228125 dated 12-24-1997, by the subsidiary of Stratasoft, Inc.

                  Stratadial # 2228127 dated 12-24-1997, by subsidiary of Stratasoft, Inc.

                  Stratavoice # 2228126 dated 12-24-1997 by subsidiary of Stratasoft, Inc.

                  Stratavoice Code # Tx-4-369-041 dated 8-27-1996 by the subsidiary of Stratasoft, Inc.

                  Stratadial Code # Tx-4-360-123 dated 8-23-1996 by the subsidiary of Stratasoft, Inc.

         Patent License from E-Share, Communications, Inc. covering Patents dealing with Predicative Dialers, etc. by the subsidiary of Stratasoft, Inc.

         LOCATIONS:

                  6401 Southwest Freeway

                  Houston, TX 77074

                  15960 Midway, Suite 101

                  Addison, TX 75001

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AFFIRMATIVE COVENANTS:

FINANCIAL COVENANTS

Co-Borrowers shall comply with all of the following covenants. Compliance shall be determined as of the end of each quarter. The Tangible Capital Funds covenant and Total Liabilities to Tangible Capital Funds covenant will be tested beginning with the year end 12/31/03. The Fixed Charge Coverage Ratio covenant will be tested beginning with the quarter end 3/31/04.

     -    Tangible Capital Funds of not less than $2.2 Million Dollars

          - (Tangible Capital Funds is defined as Cash, Trade Accounts, Inventory, Net Fixed Assets plus Subordinated Liabilities minus Total Liabilities. Total Liabilities is defined as Accounts Payable, All Short and Long Term Notes Payable and Accrued Expenses)

     -    Total Liabilities to Tangible Capital Funds of 6.0:1

     -    I-Sector shall maintain a Fixed Charge Coverage Ratio of no less than
          1.1 to 1.0. The Fixed Charge Coverage Ratio is defined as (quarterly net income plus interest expense, taxes, and lease and rental expense) divided by (quarterly interest expense, lease and rental expense, and (quarterly current maturities of long term debt divided by 1-tax rate)).

PRIMARY ACCOUNTS.

Upon agreement by Co-Borrowers of terms and conditions concerning the set up of operating, depository and investment accounts with Silicon Valley Bank and subject to competitive rates of interest on all depository, operating, and investment accounts from Silicon Valley Bank, Co-Borrowers will move these accounts to Silicon Valley Bank. Co-Borrowers shall maintain its depository, operating and investment accounts with Silicon Valley Bank, and maintain not less than 85% of its cash and other liquid assets in such accounts. Co-Borrowers will deliver account control agreements acceptable to Textron from each financial institution at which Co-Borrowers maintains an account, including for accounts maintained at Silicon Valley Bank.

FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.

Co-Borrowers will deliver to Textron: (i) as soon as available, but no later than 30 days after the last day of each month and quarter, a company prepared consolidated balance sheet and income statement covering Co-Borrowers' consolidated operations during the period, in a form acceptable to Textron; (ii) as soon as available, but no later than 90 days after the end of Co-Borrowers' fiscal year, audited consolidated financial statements prepared under GAAP, consistently applied, together with an unqualified opinion on the financial statements from an independent certified public accounting firm acceptable to Textron; (iii) a prompt report of any legal actions pending or threatened against Co-Borrowers or any subsidiary that could result in damages or costs to Co-Borrowers or any subsidiary of $100,000 or more; and (iv) budgets, sales projections, operating plans or other financial information Textron requests.

Co-Borrowers will deliver to Textron, on a weekly basis, aged listings of accounts receivable, accounts payable and inventory.

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NEGATIVE COVENANTS:

         Stock Transfer: No stock transfer without TEXTRON's consent, which will not be unreasonably withheld.

         Mergers. Co-Borrowers will not merge or consolidate with or acquire any other Person (in which case TEXTRON's consent shall not be unreasonably withheld), or make any other material change in its capital structure or in its business or operations which might adversely affect the repayment of the Obligations;

         Loans. Co-Borrowers will not make advances, loans or extensions of credit to, or invest in, any Person in excess of $100,000.00;

         Dividends. Co-Borrowers will not declare or pay cash dividends upon any of its stock or distribute any of its property or redeem, retire, purchase or acquire directly or indirectly any of its stock;

         Adverse Transactions. Co-Borrowers will not enter into any transaction which materially and adversely affects the Collateral or its ability to repay the Obligations in full as and when due;

         Indebtedness of Others. Become directly or contingently liable for the Indebtedness of any Person, except by endorsement of instruments for deposit; and except for the existing guarantees made by Co-Borrowers prior to the date hereof, if any, which are set forth in the Schedule

         Repurchase. Make a sale to any customer on a bill-and-hold, guaranteed sale, sale and return, sale on approval, consignment, or any other repurchase or return basis;

         Capital Expenditure. Co-Borrowers will not make or incur any Capital Expenditure in excess of $800,000 in any Co-Borrowers any fiscal year;

         Subordination: CO-BORROWERS WILL Subordinate of all present and Future Shareholder Debt to Textron

         Indebtedness. Co-Borrowers will not create, incur, assume or permit to exist any Indebtedness (excluding Indebtedness in connection with Capital Leases) in excess of the amount in excess of $100,000.00 other than (i) the Obligations, (ii) trade payables and other contractual obligations to suppliers and customers incurred in the ordinary course of business, and (iii) other Indebtedness existing on the date of this Agreement and reflected in the Prepared Financials (except Indebtedness paid on the date of this Agreement from proceeds of the initial advances hereunder) and (iv) Subordinated Debt;

         Affiliate Transactions. Co-Borrowers will not , except as set forth below, sell, transfer, distribute or pay any money or property to any Affiliate (other than the Co-Borrowers), or invest in (by capital contribution or otherwise) or purchase or repurchase any stock or Indebtedness, or any property, of any Affiliate, or become liable on any guaranty of the indebtedness, dividends or other obligations of any Affiliate. Notwithstanding the foregoing, if no Event of Default has occurred, Co-Borrowers may engage in

                                       7
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transactions with Affiliates in the normal course of business, in amounts and upon terms which are fully disclosed to TEXTRON and which are no less favorable to Co-Borrowers than would be obtainable in a comparable arm's length transaction with a Person who is not an Affiliate;

         Nature of Business. Enter into any new type of business or make any material change in any of Co-Borrowers' business objectives, purposes or operations without Textron's written consent which shall not be unreasonably withheld;

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================================================================================
EXECUTED UNDER SEAL BY:

I-SECTOR CORPORATION:                       TEXTRON FINANCIAL CORPORATION

BY /s/ JAMES H. LONG            (SEAL)        BY /s/ PATRICK SMITH
   -----------------------------                 -----------------------------
TITLE  CHIEF EXECUTIVE OFFICER                TITLE  SENIOR VICE PRESIDENT,
                                                     CREDIT AND OPERATIONS


         STATE OF TEXAS

         COUNTY OF HARRIS

         THE FOREGOING SCHEDULE TO LOAN AND SECURITY AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 12TH DAY OF FEBRUARY, 2004, BY JAMES H. LONG, CEO OF I-SECTOR CORPORATION, A CORPORATION ORGANIZED UNDER THE STATE OF DELAWARE, ON BEHALF OF THE CORPORATION.

         TITLE OR RANK: /s/ CHERYL TREDER
                        ---------------------------------

         SERIAL NUMBER, IF ANY:
                                -------------------------

================================================================================
EXECUTED UNDER SEAL BY:

VALERENT, INC.:                             TEXTRON FINANCIAL CORPORATION

BY /s/ FRANK CANO, JR.           (SEAL)       BY /s/ PATRICK SMITH
   -----------------------------                 -----------------------------
TITLE  PRESIDENT & CEO                        TITLE SENIOR VICE PRESIDENT,
                                                    CREDIT AND OPERATIONS

         STATE OF TEXAS

         COUNTY OF HARRIS

         THE FOREGOING SCHEDULE TO LOAN AND SECURITY AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 9TH DAY OF FEBRUARY, 2004, BY FRANK CANO, PRESIDENT OF VALERENT, INC., A CORPORATION ORGANIZED UNDER THE STATE OF DELAWARE, ON BEHALF OF THE CORPORATION.

         TITLE OR RANK: /s/ CHERYL TREDER

                                       9
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================================================================================
SERIAL NUMBER, IF ANY:     EXECUTED UNDER SEAL BY:

INTERNETWORK EXPERTS, INC.:                 TEXTRON FINANCIAL CORPORATION

BY /s/ PAUL KLOTZ                (SEAL)       BY /s/ PATRICK SMITH
   -----------------------------                 -----------------------------
TITLE  VICE PRESIDENT                         TITLE  SENIOR VICE PRESIDENT,
                                                     CREDIT AND OPERATIONS

         STATE OF TEXAS

         COUNTY OF DALLAS

         THE FOREGOING SCHEDULE TO LOAN AND SECURITY AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 10TH DAY OF FEBRUARY, 2004, BY PAUL KLOTZ, VICE PRESIDENT OF INTERNETWORK EXPERTS, INC., A CORPORATION ORGANIZED UNDER THE STATE OF DELAWARE, ON BEHALF OF THE CORPORATION.

         TITLE OR RANK: /s/ DIRYA PATEL
                        ---------------------------------

================================================================================
SERIAL NUMBER, IF ANY:     EXECUTED UNDER SEAL BY:

ISECOLDSUB, INC.:                                  TEXTRON FINANCIAL CORPORATION

BY /s/ JAMES H. LONG            (SEAL)        BY /s/ PATRICK SMITH
   -----------------------------                 -----------------------------
TITLE  PRESIDENT                              TITLE  SENIOR VICE PRESIDENT,
                                                     CREDIT AND OPERATIONS


         STATE OF TEXAS

         COUNTY OF HARRIS

         THE FOREGOING SCHEDULE TO LOAN AND SECURITY AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 12TH DAY OF FEBRUARY, 2004, BY JAMES H. LONG, PRESIDENT OF ISECOLDSUB, INC., A CORPORATION ORGANIZED UNDER THE STATE OF DELAWARE, ON BEHALF OF THE CORPORATION.

         TITLE OR RANK: /s/ CHERYL TREDER
                        ---------------------------------

================================================================================
SERIAL NUMBER, IF ANY:     EXECUTED UNDER SEAL BY:

                                       10




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STRATASOFT, INC.:                           TEXTRON FINANCIAL CORPORATION

BY /s/ PATRICIA L. WINSTEAD     (SEAL)        BY /s/ PATRICK SMITH
   -----------------------------                 -----------------------------
TITLE  SECRETARY                              TITLE  SENIOR VICE PRESIDENT,
                                                     CREDIT AND OPERATIONS

         STATE OF TEXAS

         COUNTY OF HARRIS

         THE FOREGOING SCHEDULE TO LOAN AND SECURITY AGREEMENT WAS ACKNOWLEDGED BEFORE ME THIS 9TH DAY OF FEBRUARY, 2004, BY PATRICIA L. WIHSTEAD, SECRETARY
OF STRATASOFT, INC., A CORPORATION ORGANIZED UNDER THE STATE OF TEXAS, ON BEHALF OF THE CORPORATION.

         TITLE OR RANK: /s/ CHERYL TREDER
                        ---------------------------------

         SERIAL NUMBER, IF ANY:

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